UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2017

WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 1.03	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adjustments to Base Salary

Effective October 23, 2017, the annual base salary of Paul D. Sheely, the Vice President, Finance and Chief Financial Officer of WSI Industries, Inc. (the “Company”) will be increased to $154,000. This action was recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors on October 17, 2017.

Adoption of 2018 Incentive Plan

On October 17, 2017, the Compensation Committee recommended and the Board of Directors approved the cash incentive compensation plan for fiscal year 2018 (the “2018 Incentive Plan”) for Mr. Sheely and other non-executive officer members of management. The Compensation Committee also approved the bonuses that may be earned by Mr. Sheely under the 2018 Incentive Plan and the performance goals under the 2018 Incentive Plan as they apply to Mr. Sheely.

Under the 2018 Incentive Plan, Mr. Sheely is eligible for a target bonus equal to 45% of his base salary. The Compensation Committee determined that the performance goals under the 2018 Incentive Plan would consist of department objectives and the Company’s sales, gross margin and profitability for fiscal year 2018. The Compensation Committee delegated to Mr. Pudil the authority to set the department objectives and the minimum, target and maximum amounts of each of the financial performance goals against the budget, as well as the authority to set the weight of the performance goals.

Payouts of the cash bonus under the 2018 Incentive Plan will be made following the Compensation Committee’s determinations at the end of the fiscal year to those participants who continue to be employed as of the end of the fiscal year.

Notices Under Agreements

On October 18, 2017, the Company provided required notices under that certain Employment (Change in Control) Agreement between the Company and Mr. Sheely dated January 11, 2001, as amended by an Amendment No. 1 dated November 1, 2002 and a Second Amendment dated December 29, 2008 (collectively, the “Employment Agreement”) and under that certain Severance Letter Agreement between the Company and Mr. Sheely dated October 7, 2009 (the “Severance Letter Agreement”). Under the terms of the respective agreements, the Employment Agreement will terminate effective January 11, 2018 and the Severance Letter Agreement will terminate effective October 19, 2018. These terminations were recommended by the Company’s Compensation Committee and approved by the Company’s Board of Directors on October 17, 2017. The Restrictive Covenant Agreement between the Company and Mr. Sheely dated as of October 12, 2009 remains in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

	By:	/s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: October 23, 2017